UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2018

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On February 5, 2018, John O'Bryan, 51, was appointed as President and Chief Executive Officer of American Railcar Industries, Inc. (“ARI” or the “Company”). Mr. O'Bryan has served the Company as President and Interim Chief Executive Officer since January 1, 2018 and previously served as Senior Vice President and Chief Commercial Officer from June 2017 to December 2017. Mr. O’Bryan has 29 years of rail industry experience in transportation services, logistics, and fleet management. Mr. O’Bryan served as Chief Executive Officer of American Railcar Leasing, LLC (ARL) between June 2014 and June 2017. Mr. Carl Icahn, the Company’s principal beneficial stockholder through IELP, controlled ARL until it was sold to an unaffiliated third party on June 1, 2017. From January 2009 to May 2014, Mr. O’Bryan served as President of Mitsui Rail Capital, where he was responsible for strategic leadership and management of all commercial and operating activities. Prior to Mitsui, Mr. O’Bryan held senior-level positions at Rescar, Inc., including roles as Chief Operating Officer and Chief Financial Officer, GE Capital, including roles within sales, marketing and quality and CSX Corporation, including roles in sales, marketing and operations. Mr. O’Bryan holds an MBA in International Business and Finance from the University of North Florida, a B.S. in Marketing from Jacksonville University, was previously licensed as a CPA in Illinois and completed the Advanced Management Program at The University of Chicago.
Item 7.01. Regulation FD Disclosure.
On February 5, 2018, the Company issued a press release announcing Mr. O’Bryan’s appointment as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Company has attached hereto as Exhibit 99.2 a copy of updated presentation materials concerning its business that it intends to use in connection with meetings with investors and other interested parties and in connection with presentations and speeches to various audiences.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1 and the presentation attached hereto as Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release and presentation attached as exhibits hereto, the press release and presentation contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release and presentation regarding these forward-looking statements.
Item 8.01 Other Events.
In accordance with Section 10-35-16 of the North Dakota Publicly Traded Corporations Act, this Current Report on Form 8-K is being filed with the Securities and Exchange Commission (“SEC”) to announce that the Company has established June 5, 2018 as the date for its 2018 Annual Meeting of Shareholders. A shareholder who wishes to propose a matter for consideration or a vote by shareholders at the Company’s 2018 Annual Meeting of Shareholders must deliver notice to the Company on or before March 8, 2018 and otherwise comply with the procedures set forth in the Company’s Bylaws. Additional information concerning the Company’s 2018 Annual Meeting of Shareholders will be included in the Company’s 2018 Proxy Statement relating to such meeting to be filed with the SEC within 120 days after the close of the Company’s year-end and distributed to the Company’s shareholders.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release dated February 5, 2018 of American Railcar Industries, Inc.

Exhibit 99.2	Presentation

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2018		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams
	Name:	Luke M. Williams
	Title:	Senior Vice President, Chief Financial Officer and Treasurer